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                                                                    EXHIBIT 10.2

            THIS TRANSFER AND ASSUMPTION AGREEMENT (this "AGREEMENT"), made and effective the 5th day of May, 2000 (the "EFFECTIVE DATE"), by and between RISK CAPITAL REINSURANCE COMPANY, a corporation organized and existing under the laws of State of Nebraska (the "COMPANY"), and FOLKSAMERICA REINSURANCE COMPANY, a corporation organized and existing under the laws of the State of New York (the "REINSURER").

                                WITNESSETH THAT:

            WHEREAS, pursuant to a certain Asset Purchase Agreement, dated as of January 10, 2000, by and between Risk Capital Holdings, Inc. ("RCHI"), the Company, Folksamerica Holding Company, Inc. (together with its affiliates other than the Reinsurer, "FHC") and the Reinsurer (the "ASSET PURCHASE AGREEMENT"), the parties thereto have agreed, subject to the terms and conditions herein, to transfer the reinsurance operations of the Company to the Reinsurer;

            WHEREAS, it is the intent of the parties hereto that the Reinsurer shall completely replace and be substituted for the Company in all respects under the Treaties (as defined) and the Retrocession Agreements (as defined);

            WHEREAS, this Agreement has been approved by the Director of Insurance of the State of Nebraska and certain other regulatory authorities; and

            WHEREAS, since the Company is not a New York domestic company, the Insurance Department of the State of New York (the "Department") advised the Company on April 5, 2000 that the Department is not required to approve this Agreement.

            THEREFORE, in consideration of the mutual covenants hereinafter set forth and subject to the terms and conditions stated herein, the parties hereto agree as follows:


                                    ARTICLE I

                         BUSINESS ASSUMPTIVELY REINSURED


            1. The Company hereby cedes to the Reinsurer, and the Reinsurer hereby assumes as reinsurance from the Company as direct obligations of the Reinsurer, 100% of the Treaty Liabilities (as defined below) arising under the Treaties; PROVIDED, HOWEVER, that the Reinsurer shall assume no liability for the Brockbank/Metcalf (collectively "Brockbank") Treaties identified by the Company as Treaty Numbers AV 1009 and AV 1010 reinsuring Lloyds Syndicate Nos. 588, 861 and 1209. The terms "TREATY" or "TREATIES" shall mean all binders, riders, facultative certificates, treaties, contracts of reinsurance and insurance policies (including line slips, management agreements, pools or other similar facilities) set forth on Section


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3.17(b)(i) of the Disclosure Schedule to the Asset Purchase Agreement, as such
Schedule is amended and restated the date hereof, (the "Schedule of Assumed Treaties"). The Reinsurer shall have no liability with respect to any binders, riders, facultative certificates, treaties, contracts of reinsurance or insurance policies which are not set forth on the Schedule of Assumed Treaties; PROVIDED, HOWEVER, that to the extent that the Reinsurer receives premiums and related case reserves hereunder which are attributable to a reinsurance agreement not set forth on the Schedule of Assumed Treaties, then, promptly, upon discovery thereof, the Reinsurer shall re-pay such premiums and related case reserves to the Company.


            2. All reinsurance for which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the same terms, rates and conditions, interpretations and waivers and to the same modifications, alterations and cancellations as the Treaties. The Reinsurer accepts and assumes the Treaty Liabilities (as defined in Article V) subject to any and all defenses, offsets (it being understood such offsets only include mutual liabilities arising under the Assumed Business) and counterclaims to which the Company would be entitled with respect to such Treaty Liabilities, it being expressly understood and agreed by the parties hereto that no such defenses, offsets or counterclaims are waived by the execution of this Agreement or consummation of the transactions contemplated hereunder and that as of the Effective Date, the Reinsurer shall be fully subrogated to all such defenses, offsets and counterclaims.


            3. As of the Effective Date, the Reinsurer is the successor to the Company under the Treaties as if such Treaties were obligations of the Reinsurer. The Reinsurer substitutes itself as of the Effective Date in the place and stead of the Company as if named in the place of the Company, and each ceding company under any Treaty may thereafter disregard the Company as a party thereto and treat the Reinsurer as if it had been originally obligated thereunder. From and after the Effective Date, this Agreement shall provide direct insurance or reinsurance by the Reinsurer to each of the ceding companies under the Treaties. Payments made to ceding companies in discharge of obligations to provide direct reinsurance to ceding companies will diminish any obligation in respect thereof which the Reinsurer may have to the estate of the Company if it shall be in receivership, liquidation or rehabilitation proceedings; PROVIDED, HOWEVER, that if any of such payments are returned by the ceding companies to the Reinsurer, any such obligation shall be reinstated upon receipt of such payment by the Reinsurer. After the Effective Date, the ceding companies shall have the right to file claims arising under the Treaties with the Reinsurer. The ceding companies shall have a direct right of action against the Reinsurer, and the Reinsurer hereby consents to be subject to direct action taken by any ceding company; PROVIDED, HOWEVER, that the rights of any ceding company under any Treaty shall be limited to and consist of those rights set forth in such Treaty (including any endorsement or amendment thereto) , and no ceding company shall have the right to receive any greater amount under any Treaty than such ceding company would have had in the absence of this Agreement (except that in assessing such right no effect shall be given to any bankruptcy,



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liquidation, insolvency, reorganization or moratorium of the Company, or the effect of laws or legal procedures affecting enforcement of creditors' rights against the Company generally). As of the Effective Date, the Reinsurer shall have all rights to subrogation and salvage proceeds from the business reinsured.


            4. Promptly following the Closing, the Reinsurer shall mail by first class mail to each cedent's broker of record (or to the cedent if there is no broker of record) under in-force Treaties, a certificate of assumption in the form attached hereto as Exhibit A. At the Closing, the Company shall deliver to the Reinsurer a list setting forth each in-force Treaty and the address of the cedents thereunder or such cedents' brokers of record.


            5. To the extent permitted to be transferred to the Reinsurer, the Company hereby assigns to the Reinsurer all of the Company's rights with respect to any commitment or agreement whereby a cedent has agreed to cede reinsurance after the Effective Date to the Company as part of an Integrated Solutions program (as defined in the Asset Purchase Agreement). By this assignment, the Reinsurer is not assuming any liabilities or obligations relating to such Integrated Solutions (including any obligation to provide reinsurance to any Integrated Solution cedent) other than such liabilities or obligations as may expressly arise from a Treaty set forth on the Schedule of Assumed Treaties and the Company is not assigning any rights other than those related to commitments or agreements to cede reinsurance business to the Company.


                                   ARTICLE II

                      ASSIGNMENT OF RETROCESSION AGREEMENTS


      Regardless of whether retrocessional reinsurance novation agreements are entered into, the Reinsurer is hereby substituted for and succeeds to all of the rights and liabilities of the Company under any reinsurance and retrocession agreements in effect on the Effective Date between the Company and any reinsurers or retrocessionnaires relating to the Treaties (the "RETROCESSION AGREEMENTS") and is hereby recognized for all purposes as the "Company" thereunder in substitution for the Company. As of the Effective Date, the Company hereby sells, assigns, transfers and conveys, and the Reinsurer hereby purchases, binds and assumes, any and all rights and obligations of the Company under any Retrocession Agreement including amounts held by or which may become due from reinsurers and retrocessionnaires for losses or loss adjustment expenses on the Treaties for which the Reinsurer has assumed liability or for losses paid by the Company prior to the Effective Date.



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                                   ARTICLE III

                        CREDIT FOR REINSURANCE FACILITIES


            1. The Reinsurer has full power and authority in accordance with the designation of the Reinsurer as attorney-in-fact for the Company pursuant to
Article VII hereof for purposes of administering the Treaties, to act for and on behalf of the Company with respect to any and all Credit for Reinsurance Facilities outstanding with respect to the Treaties or any Retrocession Agreements. The Company and the Reinsurer shall each use their commercially reasonable efforts (as defined in the Asset Purchase Agreement) to:


            (a) cause replacement letters of credit (or other acceptable form of credit for reinsurance facility) to be issued for the account of the Reinsurer to any cedent under a Treaty where such cedent is not able to take full statutory credit for the reinsurance assumed by the Reinsurer under such Treaty due to the Reinsurer's licensing status;


            (b) cause the reinsurers and retrocessionnaires of the Company under the Retrocession Agreements to cause replacement letters of credit to be issued in favor, and for the benefit, of the Reinsurer; and


            (c) amend any reinsurance trust agreements related to the Retrocession Agreements to substitute the Reinsurer for the Company as the beneficiary thereunder; PROVIDED, that all fees and other amounts payable to issuing banks and other similar third parties relating to all Credit for Reinsurance Facilities for periods after the Effective Date shall be for the account of the Reinsurer.


            B. For purposes of this Article III, the term "CREDIT FOR REINSURANCE FACILITIES" means any and all reinsurance trusts, letters of credit, statutory deposits, funds withheld deposits and other similar agreements or mechanisms which have been established by, on behalf of, or for the benefit of, the Company in connection with any Treaty or Retrocession Agreement which permit the cedent thereunder or the Company to take statutory credit for reinsurance ceded pursuant to such Treaty or Retrocession Agreement.



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                                   ARTICLE IV

                                    TERRITORY


            This Agreement shall apply to Treaties covering risks wherever situated.


                                    ARTICLE V

                               TREATY LIABILITIES


            The term "TREATY LIABILITIES" shall mean the liabilities and obligations of the Company arising out of the Treaties (including, without limitation, the reserves for claims and claims expenses, net unearned premium reserves, reinsurance balances payable, contingent commissions, funds withheld and paid losses payable reflected on the Closing Date Balance Sheet (as defined in the Asset Purchase Agreement)), before deduction for all other applicable reinsurance and retrocessions, if any, under the Company's reinsurance programs, and shall include losses arising as a result of the Company's participation in guaranty funds, assigned risk plans, or governmental mandated insurance or reinsurance programs or associations of any kind which are predicated on the business reinsured hereunder or the premium volume generated by the Treaties or are otherwise related to the Company's status as a reinsurer or an insurer prior to the Effective Date.

                                   ARTICLE VI

                              TREATY ADMINISTRATION


            1. The Reinsurer will administer and service all of the Treaties reinsured under this Agreement. The Company grants to the Reinsurer authority (exclusive of the Company) in all matters relating to contract administration (to the extent such authority may be granted pursuant to applicable law), including but not limited to contract changes, reinstatement standards, rate changes, contract renewals, commission, audits and administrative methods and procedures, and the Reinsurer shall bear all expenses related to such administration. With respect to the rights, duties, privileges and obligations of the Company, in order to assist and to more fully evidence the substitution of the Reinsurer in the place and stead of the Company, the Company hereby nominates, constitutes and appoints the Reinsurer as the attorney-in-fact of the Company with respect to the rights, duties, privileges and obligations of the Company in and to the Treaties and the Retrocession Agreements, with full power and authority to act in the name, place and stead of the Company with respect to the Treaties and the Retrocession Agreements, including without limitation, the power, without reservation, to service all contracts, to adjust, to


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defend, to compromise, to settle and to pay all claims, to recover salvage and subrogation for any losses incurred under any of the Treaties and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement and administer any trust arrangements.

            2. The Reinsurer shall have authority and discretion with respect to all matters relating to claim settlement, salvage, arbitration, and litigation concerning the Treaties, including, but not limited to, the selection of counsel. The Reinsurer shall bear all expenses incurred in connection with settling such claims, with recovering any salvage amounts, with exercising rights of subrogation or with such litigation, including but not limited to the cost of investigations, legal fees and interest charges and shall pay directly on behalf of the Company all amounts due under the Treaties. The Reinsurer shall have the obligation to assume authority for all matters relating to those claims which are the subject of a complaint to any regulatory authority having jurisdiction thereof.

                                   ARTICLE VII

                                 INDEMNIFICATION



            The Reinsurer shall indemnify and hold harmless the Company from any and all losses, claims, liabilities and expenses arising directly or indirectly from acts or omissions required or permitted to be taken by the Reinsurer under this Agreement (including, without limitation, under Article VI); PROVIDED, HOWEVER, that the Company must notify the Reinsurer within sixty (60) days of the date any such loss, suit, claim or other proceeding is served on the Company directly or otherwise brought to the attention of the Company, or within such shorter period as may be necessary to enable the Reinsurer to respond timely thereto.

                                  ARTICLE VIII

                             PREMIUMS: CONSIDERATION


            1. The Reinsurer shall be entitled to 100% of all premiums and other considerations received on or after the Effective Date by the Company or the Reinsurer with respect to the Treaties. The Company shall promptly remit and hereby assigns to the Reinsurer any premiums and other considerations received by it or its Affiliates on or after the Effective Date in respect of any of the Treaties, except for premiums attributable to Brockbank. Furthermore, with respect to any such remittance, the Company shall also promptly furnish Reinsurer with appropriate information pertaining thereto to the extent the Company has such information (E.G. the nature of the payment, source of funds, Treaty identification and period or


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periods to which it relates and any special rates or instructions accompanying same). Upon execution hereof, the Reinsurer shall assume the responsibility for billing and collecting premiums.


            2. As consideration for the assumption of the Treaty Liabilities by the Reinsurer, as of the Effective Date, the Company (i) does hereby transfer and assign to the Reinsurer all of its right, title and interest in all Purchased Assets (as defined in the Asset Purchase Agreement) transferred pursuant to the Asset Purchase Agreement, and (ii) does hereby assign to the Reinsurer, pursuant to Article II hereof, its rights under all Retrocession Agreements.


                                   ARTICLE IX

                             RECORDS AND ACCOUNTING


            1. Promptly following the Effective Date, the Company shall forward to the Reinsurer all reports, records, underwriting files, claim files and other information the Reinsurer reasonably believes is required to administer the Treaties and shall cooperate with the Reinsurer in the transfer of the administration of the Treaties to the Reinsurer; it being the intent of the parties to this Agreement that the rights and obligations of the Company under the Treaties become the rights and obligations of the Reinsurer. All right, title and interest in the Treaties and the said reports, records, underwriting files, claim files and other information shall vest in the Reinsurer for utilization and disposition in any manner by the Reinsurer.


            2. All premiums written and earned, and all losses and loss adjustment expenses incurred after the Effective Date on Treaties will be accounted for as business written by the Reinsurer. The Company will have no further obligations for accounting for such business under this Agreement after the Effective Date.


            3. From time to time as the Company and the Reinsurer may reasonably agree (but not less frequently than once per year) upon reasonable notice during normal business hours, representatives of the Company (including its independent public accountants and actuary) shall be permitted to inspect the Reinsurer's books and records involving the Treaties, including those relating to the settlement and payment of claims and work papers of the Reinsurer's independent public accountants and actuary, and, at the Company's expense, to make copies of


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them and to discuss them with the Reinsurer's representatives (including its independent public accountants and actuaries).



                                    ARTICLE X

                                   INSOLVENCY


            1. The Treaty Liabilities shall be payable by the Reinsurer in accordance with the terms of this Agreement and without diminution because of the insolvency of the Company.


            2. In the event of Company's insolvency, any amounts payable by the Reinsurer to the Company pursuant to this Agreement shall be payable, without diminution because of such insolvency, on the basis of claims allowed against the estate of the Company by any court of competent jurisdiction or by the liquidator, receiver or statutory successor of the Company and immediately upon demand of such liquidator, receiver or statutory successor of the Company save only for such reasonable period as may be necessary for verification.

                                   ARTICLE XI

                               GENERAL PROVISIONS


            1. All notices and other communications shall be in writing and shall be delivered personally or mailed postage prepaid, certified or registered mail, return receipt requested, or telexed, to the party at the address set forth after its name below or at such different address as such party shall have advised the other party in writing:


IF TO THE REINSURER:    Folksamerica Reinsurance Company
                        One Liberty Plaza
                        Nineteenth Floor
                        New York, NY 10006
                        Attn: General Counsel


IF TO THE COMPANY:      Risk Capital Reinsurance Company
                        20 Horseneck Lane
                        Greenwich, CT 06830


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                        Attn: General Counsel


Delivery of notices and other communications by FAX shall be effective so long as a confirming copy is mailed to the appropriate address and in the manner set forth above within one (1) business day after the FAX transmission.

            2. If any provision or portion hereof shall be invalid or unenforceable for any reason, there shall be deemed to be made such minor changes in such provision or portion as are necessary to make it valid or enforceable. The invalidity or unenforceability of any provision or portion hereof shall not affect the validity or enforceability of the other provisions or portions hereof.


            3. Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error is rectified immediately upon discovery and will not prejudice the other party.


            4.    This Agreement:


            (a) is not intended to confer any rights upon any person other than the parties hereto and their respective successors and assigns;


            (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and


            (c) shall be governed by and construed in accordance with the laws of the State of New York, other than any conflict of law rules which might result in the application of the laws of any other jurisdiction.



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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duty authorized officers at New York, New York on the day and year first above mentioned.


Attest:                                 RISK CAPITAL REINSURANCE COMPANY



/s/ Darren Silver                       /s/ Louis T. Petrillo
---------------------------------       ----------------------------------
Name: Darren Silver                     Name: Louis T. Petrillo
                                        Title: Vice President


Attest:                                 FOLKSAMERICA REINSURANCE COMPANY


/s/ Bruce J. Byrnes                     /s/ Donald A. Emeigh, Jr.
---------------------------------       ----------------------------------
Name: Bruce J. Byrnes                   Name: Donald A. Emeigh, Jr.




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                                    EXHIBIT A


                     NOTICE AND CERTIFICATION OF ASSUMPTION
                                       BY
                        FOLKSAMERICA REINSURANCE COMPANY


      Pursuant to the terms of a Transfer and Assumption Agreement, all liability and obligations of RISK CAPITAL REINSURANCE COMPANY ("RISK CAPITAL", a Nebraska Stock Insurance Corporation) under all contracts of assumed treaty and facultative reinsurance and any amendment or modifications thereto (the "Contract or Contracts") will be reinsured by FOLKSAMERICA REINSURANCE COMPANY ("FOLKSAMERICA", a New York Stock Insurance Corporation).

      This change is effective as of May 5, 2000.

      All terms and conditions of your Contract remain unchanged, except that FOLKSAMERICA shall be substituted as the Reinsurer. All payments, notices, claims and suits or actions on any of the Contracts shall hereafter be made to FOLKSAMERICA as though it were the original Reinsurer.

      Unless you object in writing within thirty days of receipt of this notice, you will be presumed to have consented to a change in the named Reinsurer on your Contract by the substitution of FOLKSAMERICA for RISK CAPITAL under any of the Contracts in which you have an interest. Objections must be mailed to:

            Donald A. Emeigh, Jr.
            Senior Vice President,
              General Counsel & Secretary
            Folksamerica Reinsurance Company
            One Liberty Plaza - 19th Floor
            New York, NY  10006-1404



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      IN WITNESS WHEREOF, FOLKSAMERICA has caused its corporate seal to be affixed hereto and this Notice of Certification of Assumption to be executed by its duly authorized officers.



                                    By: ___________________________________
(SEAL)                                  Name:  Steven E. Fass
                                        Title: President and CEO



                                    By: ___________________________________
(SEAL)                                  Name:  Donald A. Emeigh, Jr.
                                        Title: Senior Vice President,
                                                General Counsel and Secretary






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